SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) December 23, 1996





                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)




Colorado                             0-19027                     84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission                (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                          1465 Kelly Johnson Boulevard
                        Colorado Springs, Colorado 80920

                                 (719) 531-9444

Item 5: Other Information:

         The following sets forth the Registrant's Third Quarter 1996 Interim Report which has been mailed to its shareholders:

--------------------------------------------------------------------------------
                                                                December 5, 1996

To Our Shareholders:

This report covers the third quarter and the first nine months of 1996. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation:
Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

In the third quarter 1996, the Company continued to see an increase in its 0.8 micron product availability from Zentrum Mikroelektronik Dresden GmbH ("ZMD"). The sales of the 0.8 micron product accounted for approximately 50% of the Company's revenue in the third quarter 1996. This increase in product availability along with shipments of the Company's 1.2 micron product, obtained from Chartered Semiconductor Manufacturing Plc. of Singapore ("CSM"), accounted for the Company having a positive gross margin of $614,111 in the third quarter 1996 and a positive gross margin of $1,315,309 for the nine months ended September 30, 1996 as compared to negative gross margins of $108,180 for the third quarter of 1995 and $315,399 for the nine months ended September 30, 1995. Management of the Company believes that if product availability continues from ZMD and the current yields on the 1.2 micron process at CSM continue, the Company will continue to operate at a positive gross margin.

Simtek recorded a net profit of $50,438 based on product sales in the third quarter of 1996. This net profit compared to a net loss of $690,733 for the same period in 1995. The profit generated was the result of a continued increase in customer acceptance, product availability, better gross margins and decreased operating expenses.

The increase in customer acceptance and product availability accounted for a 313% increase in net products sales for the third quarter 1996 as compared to the same period in 1995. The increase in net product sales for the nine month period was 173% as compared with the same period in 1995. The product revenue of $3,519,718 for the first nine months of 1996 was approximately 70% greater than the total product revenue for all of 1995.

Better cost controls and decreased headcount enabled Simtek to decrease its operating expenses by 22% in the first nine months of 1996 over the same period in 1995.

In the third quarter 1996, the Company received no monies from ZMD under the Cooperation Agreement it entered into in September 1995. ZMD has the right to convert all financing paid in 1996 into shares of Simtek's Common Stock, at the average share price of the quarter that the monies were paid. However, ZMD's total equity may not exceed 30% without approval of Simtek's Board of Directors.

The Company's ability to maintain profitability will depend primarily on its ability to continue reducing manufacturing costs and increase net product sales by increasing the availability of existing products and by the introduction of new products. The Company believes that the Cooperation Agreement entered into with ZMD in September 1995 has now enabled the Company to begin selling its 64 kilobit nvSRAM products based on 0.8 micron technology and that it will continue to in the future. The Company also believes that the joint task force created with ZMD will expedite the introduction and production of its 256 kilobit nvSRAM products based on 0.8 micron technology.

However, the Company may require additional capital in the first quarter 1997 to fund production and marketing of its 0.8 micron 256 kilobit nvSRAM products and the development of other new products. The Company does not have any commitments for such additional capital as of the date of this report.

The following Statements of Operations compare the three months and nine months ended September 30, 1996 with September 30, 1995 and the Balance Sheets compare September 30, 1996 with December 31, 1995.

In closing, we are pleased with the progress that Simtek has continued to make during the third quarter 1996 in all areas of the Company's operations. We at Simtek appreciate your continued support.

Sincerely,

/s/ Richard L. Petritz

RICHARD L. PETRITZ
Chairman and CEO

================================================================================
Balance Sheets
================================================================================

                                            September 30,       December 31,
                                                 1996               1995
                                            -------------     --------------
ASSETS
Current Assets:
    Cash .................................   $  480,569         $  311,872
    Accounts receivable - trade, net .....      669,319            210,047
    Accounts receivable - other ..........       32,878             11,072
    Inventory, net .......................      399,959            228,251
    Prepaid expenses and other assets ....       24,030             19,289
                                             ----------         ----------
         Total Current Assets ............    1,606,755            780,531

Equipment and furniture, net .............      240,649            344,676

         Total Assets ....................   $1,847,404         $1,125,207
                                             ==========         ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
    Accounts payable .....................   $  620,930         $  277,277
    Accrued expenses .....................      278,005            153,593
    Accrued wages ........................      206,475            161,475
    Accrued vacation payable .............       80,213             78,956
    Exchangeable notes ...................      378,551               --
                                             ----------         ----------

         Total Current Liabilities .......    1,564,174            671,301


COMMITMENTS AND CONTINGENCIES

Shareholders' Equity:
Preferred stock, $1.00 par
    value, 2,000,000 shares
    authorized and none
    issued and outstanding
    at September 30, 1996
    and December 31, 1995 ................          --                 --
Common stock, $.01 par
    value, 40,000,000 shares
    authorized, 26,988,311 and
    26,978,311 shares issued
    and outstanding at September 30,
    1996 and December 31, 1995 ...........      269,883            269,783

Additional paid-in capital ...............   29,497,514         29,496,144

Accumulated deficit ......................  (29,484,167)       (29,312,021)
                                           ------------       ------------
Shareholders' equity .....................      283,230            453,906
                                           ------------       ------------
         Total Liabilities and
           Shareholders' Equity .......... $  1,847,404       $  1,125,207
                                           ============       ============

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OTC Electronic Bulletin Board       Registrar and Transfer Agent

                                    Continental Stock Transfer and Trust Company
System Symbol:                      2 Broadway
SRAM                                New York, NY  10004

================================================================================
Statement of Operations
================================================================================


                                                     Three Months Ended September 30,      Nine Months Ended September 30,
                                                           1996           1995                   1996           1995
                                                     --------------------------------     -------------------------------

Commission Income ...............................     $      1,810      $          0      $      8,556      $          0
Product sales, net ..............................        1,550,000           375,150         3,519,718         1,301,433
                                                      ------------      ------------      ------------      ------------

    Total Income ................................        1,551,810           375,150         3,528,274         1,301,433
Cost of product sales ...........................          935,889           483,330         2,204,409         1,616,832
                                                      ------------      ------------      ------------      ------------

    Gross Margin ................................          614,111          (108,180)        1,315,309          (315,399)

Operating Expenses
    Design, research and development ............          251,364           324,560           726,238         1,067,052
    Administrative ..............................          160,491           128,434           364,026           450,404
    Marketing ...................................          156,519           133,429           420,723           416,667
                                                      ------------      ------------      ------------      ------------
      Total operating expenses ..................          568,374           586,423         1,510,987         1,934,123
                                                      ------------      ------------      ------------      ------------
      Profit (loss) from operations .............           47,547          (694,603)         (187,122)       (2,249,522)

Other Income (Expense):

    Royalty income ..............................                0                 0                 0           600,000
    Interest income .............................            5,232             4,038            11,756            21,491
    Other income (expense), net .................           (2,341)             (168)            3,220             5,941
                                                      ------------      ------------      ------------      ------------
      Total other income (expense) ..............            2,891             3,870            14,976           627,432
                                                      ------------      ------------      ------------      ------------

Net profit (loss) ...............................     $     50,438      $   (690,733)     $   (172,146)     $ (1,622,090)
                                                      ============      ============      ============      ============

Net loss per common share .......................     $          *      $      (0.03)     $      (0.01)     $  (0.08)
                                                      ============      ============      ============      ============
Weighed average number
    of shares outstanding .......................       26,980,464        21,396,468        26,980,464        21,396,468
                                                      ============      ============      ============      ============



* Less than one cent per share


--------------------------------------------------------------------------------
Directors and Officers
--------------------------------------------------------------------------------

Dr. Richard L. Petritz                      Dr. Kurt Garbrecht, Director
Chairman of the Board & CEO                 Zentrum Mikroelektronik Dresden GmbH

Mr. Sheldon A. Taylor, Director             Dr. Klaus Wiemer, Director

Dr. Robert Keeley, Director                 Mr. Detlef Golla, Director
University of Colorado, Colorado Springs    Zentrum Mikroelektronik Dresden GmbH

--------------------------------------------------------------------------------

Home Page:                                         E-Mail

    http://www.csn.net/simtek                      info@simtek.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                         SIMTEK CORPORATION


                                            /s/ Richard L. Petritz
December 23, 1996                        By:___________________________________
                                              RICHARD L. PETRITZ
                                              Chief Execuitve Officer and Chief
                                              Financial Officer (acting)